Exhibit 99

Investor News	NYSE:PEG

For further information, contact:
➢ Kathleen A. Lally, Vice President – Investor Relations	Phone: 973-430-6565
➢ Greg McLaughlin, Sr. Investor Relations Analyst	Phone: 973-430-6568
➢ Yaeni Kim, Sr. Investor Relations Analyst	Phone: 973-430-6596

November 1, 2007

PSEG ANNOUNCES THIRD QUARTER 2007 EARNINGS
$1.97 PER SHARE FROM CONTINUING OPERATIONS

2007 Earnings Guidance Increased to $5.15 - $5.45
Improved Earnings Reflect Strong Performance by PSEG Power and PSE&G

PSEG Power Pursuing New Peaking Capacity
PSEG Energy Holdings Reduces Ownership Interest in Latin America

Public Service Enterprise Group (PSEG) reported today (November 1, 2007) income from continuing operations for the third quarter of 2007 of $500 million or $1.97 per share compared to income from continuing operations of $372 million or $1.47 per share for the comparable period in 2006. Excluding an impairment of $7 million recognized during the third quarter of 2007, operating earnings for the third quarter of 2007 were $507 million or $2.00 per share. During the third quarter of 2006, merger-related expenses of $2 million recognized earlier were reversed resulting in operating earnings for the third quarter of $370 million or $1.47 per share. Including earnings from discontinued operations of $6 million or $0.02 per share, PSEG reported net income for the third quarter of 2007 of $506 million or $1.99 per share. Income from discontinued operations raised net income for the third quarter of 2006 by $2 million, or $0.01 per share to $374 million or $1.48 per share.

Ralph Izzo, chairman, president and chief executive officer of PSEG, said “the results reported by PSEG are a tremendous tribute to the hard work and focus of our employees. Strong operational performance combined with better than anticipated market prices place us on track to exceed our business plan objectives for the year.”

“We are raising our full year 2007 earnings guidance to $5.15-$5.45 per share from $4.90-$5.30 per share.” Izzo went on to say “Based on the normal performance of our current businesses, results are expected to be at the upper end of the range. We continue to forecast 2008 earnings growth expectations of 10%.”

Operating earnings exclude the impact of the sale of certain non-core domestic and international assets and costs stemming from the merger agreement with Exelon Corporation that was terminated in September 2006. The table below provides a reconciliation of PSEG’s net income to operating earnings (a non-GAAP) measure for the third quarter.

PSEG CONSOLIDATED EARNINGS (unaudited)
Third Quarter Comparative Results
2007 and 2006

	($millions)		Diluted Earnings Per Share
	2007	2006	2007		2006

Net Income	$506	$374	$1.99		$1.48

Discontinued Ops	(6)	(2)	(0.02)		(0.01)

Income From Continuing Ops	$500	$372	$1.97		$1.47

Loss from Impairments	7	—	0.03		—
Merger Costs	—	(2)	—		—

Operating Earnings	$507	$370	$2.00		$1.47

	Avg. Shares		255	M	252	M

PSEG believes that the non-GAAP financial measure of “Operating Earnings” provides a consistent and comparable measure of performance of its businesses to help shareholders understand financial trends.

“We have been successful on many fronts”, Izzo said. “In addition to operating our assets at top quartile levels, we have reduced our investment exposure in Latin America, and we have identified areas for investment in domestic markets that strengthen our reliability as well as advance our growth.”

Operating earnings guidance by subsidiary for 2007 has been adjusted as follows:

2007 Operating Earnings
($millions)

	Current			Prior
PSEG Power	$890	-	$940	$840	-	$920
PSE&G	360	-	380	340	-	360
PSEG Energy Holdings	110	-	135	120	-	135
PSEG Parent	(55)	-	(45)	(55)	-	(45)
Operating Earnings	$1,305	-	$1,410	$1,245	-	$1,370
Earnings Per Share	$5.15	-	$5.45	$4.90	-	$5.30

Operating Earnings Review and Outlook by Operating Subsidiary

See Attachment 8 for detail regarding the quarter over quarter reconciliations for each of PSEG’s businesses.

PSEG Power

PSEG Power reported operating earnings of $338 million ($1.33 per share) for the third quarter compared with operating earnings of $205 million ($0.82 per share) reported during the third quarter of 2006.

PSEG Power’s margins benefited from higher pricing in all markets and an increase in output. Higher realized prices and stronger operations added $0.55 per share to earnings. The impact of higher prices was partly offset by recognition of a mark-to-market adjustment during the quarter of $0.03 per share. Approximately half of the increase in earnings was driven by a full quarter of higher prices (including capacity revenues) under the BGS contract effective on June 1. The continued strong performance of the nuclear fleet, coupled with improved performance from the combined cycle units, also allowed PSEG Power to take advantage of strong market dynamics during the quarter. An increase in operating costs of $0.03 per share was offset by an equivalent decrease in taxes during the quarter.

The nuclear fleet maintained its outstanding performance from last year. During the quarter, output for the fleet increased 1.1% over last year’s very strong results. The results for the quarter brought the year to date capacity factor for the fleet to 94%; in line with expectations for a full year 2007 capacity factor of 92%. Supporting these full year expectations, Peach Bottom No. 3 resumed operations 19 days after entering its refueling outage on September 23; and, Hope Creek is scheduled to return to service in early November from a refueling outage which began on October 12.

William Levis, president and chief operating officer of PSEG Power, has indicated that the physical work at Hope Creek associated with the planned 125Mw uprate in the unit’s capacity is expected to be completed during the current refueling outage. However, the Nuclear Regulatory Commission’s review and approval of the work is anticipated by the second quarter of 2008. Although a delay from earlier expectations, the unit should be operating at higher capacity levels for the critical summer period.

PSEG Power also, Levis said, “expects to be in a position to resume independent operation of its nuclear facilities by year-end.” He mentioned that “our organization has been strengthened considerably over the past three years. We are prepared for the resumption of independent operations, which will establish a new milestone in our development.”

PJM released the results of its Reliability Pricing Model (RPM) Base Residual Auction for the 2009/2010 delivery year on October 12, 2007. This represented the third in a series of auctions held throughout 2007 to provide the market with greater clarity around the value of investments in new and existing capacity to meet reliability requirements.

PSEG Power has requested that PJM perform feasibility studies to determine its ability to add a total of 1,000Mw of new gas-fired capacity at some of its existing generating stations located in the Eastern MAAC reliability region. The company intends to bid as much as 300-400Mw of the new capacity into the 2008 RPM auctions. Levis said, “the final decision to proceed with the investment will take into account issues such as capital and interconnection-

costs, available siting and any potential environmental permitting restrictions.” He also added that “the new capacity will complement PSEG Power’s existing PJM fleet, improve the overall efficiency of the fleet, and enhance reliability, in particular for New Jersey customers, where PJM indicates additional energy is needed.”

PSEG Power anticipates fourth quarter results will continue to benefit from higher pricing from recontracting. The improvement in margins, however, will be partially offset by the cost of the fourth quarter refueling outage at Power’s 100% owned Hope Creek nuclear unit as compared to the 2006 fourth quarter refueling outage for Power’s 57% owned Salem Unit No. 1. The year-to-date and anticipated performance supports an increase in the operating earnings guidance for PSEG Power to $890-$940 million from $840-$920 million.

PSE&G

PSE&G reported operating earnings of $106 million ($0.42 per share) for the third quarter compared with operating earnings of $86 million ($0.34 per share) during the third quarter of 2006.

PSE&G’s quarterly results reflect more normal returns associated with the impact of electric and gas rate adjustments implemented in November 2006. Rate relief accounted for $0.06 per share of the year-over-year improvement in earnings. Results for the quarter also benefited from the positive response by customers to PSE&G’s appliance service business which added $0.01 per share.

A decline in financing costs added $0.02 per share to earnings. PSE&G continues to experience growth in demand. On a weather normalized basis, electric sales in the quarter grew by 1.7% over the year ago quarter. However, mild weather in July and August relative to above normal temperatures during the same period a year ago resulted in a decline in earnings for the quarter of $0.01 per share. The year-to-date performance of PSE&G supports an increase in the operating earnings guidance for 2007 to $360-$380 million from $340-$360 million.

PSE&G – for the sixth year in a row – was awarded the Reliability One Award for the Mid-Atlantic region by PA Consulting. Ralph LaRossa, president and chief operating officer for PSE&G, was extremely pleased that the commitment of PSE&G’s employees to “delivering safe, reliable electric service to its customers” continues to be recognized.

PSEG Energy Holdings

Holdings reported operating earnings of $73 million ($0.29 per share) for the third quarter compared with operating earnings of $97 million ($0.38 per share) reported during the third quarter of 2006.

Cool and wet weather experienced in Texas this past summer relative to the abnormally hot and dry conditions a year ago accounted for the majority of the reduction in earnings for the quarter. Global’s Texas generating assets recorded a 6 cents per share decline in the mark to market gain of 12 cents per share booked in the year ago quarter.

Holdings’ Latin American distribution assets continued to perform well benefiting from strong economic growth and a reduction in line losses. These favorable operating conditions added $0.01 per share to earnings in the quarter. Higher interest expense caused by a debt issuance at SAESA, and the repatriation of cash, reduced earnings by $0.03 per share in the quarter. Earnings were also impacted by higher taxes amounting to $0.03 per share. Earnings from Holdings’ subsidiary, Resources, improved by $0.02 per share for the quarter. A stock distribution from the Northwest Airlines bankruptcy settlement added $0.02 per share to earnings for the quarter. A decline in lease income reduced earnings in the quarter by $0.02 per share, but was offset by lower financing costs amounting to $0.02 per share.

“The market has been recognizing the value for high quality Latin American electric distribution and generating companies,” said Matthew McGrath, president of PSEG Global. PSEG Global announced during the third quarter that it had reached agreement to sell its ownership of Electroandes. This sale closed on October 17, 2007 for a purchase price of $390 million, including the assumption of $106 million of debt. PSEG Global has also announced that it is in agreement to sell its 50% ownership in Chilquinta Energia S.A. (Chilquinta), an electric distribution company in Chile, and its 38% ownership of Luz del Sur S.A.A., an electric distribution company in Peru for $685 million. This transaction, which is expected to close by year-end, would provide PSEG Global with after-tax proceeds of $480-$500 million. Global, during the quarter, also recorded an after-tax impairment of $7 million related to its investment in Venezuela.

“The sale of these interests sharply reduces PSEG’s investment in international assets, the cash is available for the company to pursue growth opportunities in our core U.S. markets or to consider share repurchases, once our targeted debt levels have been reached,” said Thomas M. O’Flynn, president, PSEG Energy Holdings and executive vice president and chief financial officer, PSEG.

FORWARD-LOOKING STATEMENT

Readers are cautioned that statements contained in this press release about our and our subsidiaries’ future performance, including future revenues, earnings, strategies, prospects and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance they will be achieved. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the effects of weather; the performance of generating units and transmission systems; the availability and prices for oil, gas, coal, nuclear fuel, capacity and electricity; changes in the markets for electricity and other energy-related commodities;changes in the number of participants and the risk profile of such participants in the energy marketing and trading business; the effectiveness of our risk management and internal controls systems; the effects of regulatory decisions and changes in law; changes in competition in the markets we serve; the ability to recover regulatory assets and other potential stranded costs; the outcomes of litigation and regulatory proceedings or inquiries; the timing and success of efforts to develop generation, transmission and distribution projects; continued market based rate authority, including any necessary mitigation; environmental regulations and responses to global climate change; ability to realize tax benefits and favorably resolve tax audit claims; conditions of the capital markets and equity markets; advances in technology; changes in accounting standards; changes in interest rates and in financial and foreign currency markets generally; the economic and political climate and growth in the areas in which we conduct our activities; and changes in corporate strategies. For further information, please refer to our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. These documents address in further detail our business, industry issues and other factors that could cause actual results to differ materially from those indicated in this release. In addition, any forward-looking statements included herein represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if our estimates change, unless otherwise required by applicable securities laws.

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Reconciliation of Operating Earnings to Reported Earnings by Subsidiary
For the Quarters Ended September 30,
(Unaudited)

	2007 EPS			2006 EPS

	Reported Earnings	Continuing Operations	Operating Earnings	Reported Earnings	Continuing Operations	Operating Earnings

PSE&G:
Operations	$0.42	$0.42	$0.42	$0.34	$0.34	$0.34

Total PSE&G	0.42	0.42	0.42	0.34	0.34	0.34

PSEG Power:
Operations	1.33	1.33	1.33	0.82	0.82	0.82
Discontinued Operations	—	—	—	(0.01)	—	—

Total PSEG Power	1.33	1.33	1.33	0.81	0.82	0.82

PSEG Energy Holdings:
PSEG Global	0.23	0.23	0.23	0.34	0.34	0.34
PSEG Resources	0.06	0.06	0.06	0.04	0.04	0.04
Write Down of Assets	(0.03)	(0.03)	—	—	—	—
Discontinued Operations	0.02	—	—	0.02	—	—

Total PSEG Energy Holdings	0.28	0.26	0.29	0.40	0.38	0.38

Enterprise:
Interest & Other Expenses	(0.04)	(0.04)	(0.04)	(0.07)	(0.07)	(0.07)

Total Enterprise	(0.04)	(0.04)	(0.04)	(0.07)	(0.07)	(0.07)

PSEG Earnings Per Share	$1.99	$1.97	$2.00	$1.48	$1.47	$1.47

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Reconciliation of Operating Earnings to Reported Earnings by Subsidiary
For the Nine Months Ended September 30,
(Unaudited)

	2007 EPS			2006 EPS

	Reported Earnings	Continuing Operations	Operating Earnings	Reported Earnings	Continuing Operations	Operating Earnings

PSE&G:

Operations	$1.18	$1.18	$1.18	$0.79	$0.79	$0.79

Total PSE&G	1.18	1.18	1.18	0.79	0.79	0.79

PSEG Power:
Operations	2.93	2.93	2.93	1.64	1.64	1.64
Discontinued Operations	(0.03)	—	—	(0.08)	—	—

Total PSEG Power	2.90	2.93	2.93	1.56	1.64	1.64

PSEG Energy Holdings:
PSEG Global	0.36	0.36	0.36	0.58	0.58	0.58
PSEG Resources	0.18	0.18	0.18	0.19	0.19	0.19
PSEG Holdings	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
Write Down of Assets	(0.03)	(0.03)	—	(0.70)	(0.70)	—
Discontinued Operations	(0.04)	—	—	0.94	—	—

Total PSEG Energy Holdings	0.46	0.50	0.53	1.00	0.06	0.76

Enterprise:
Interest & Other Expenses	(0.17)	(0.17)	(0.17)	(0.20)	(0.20)	(0.20)
Merger and Merger Related Costs	—	—	—	(0.03)	(0.03)	—

Total Enterprise	(0.17)	(0.17)	(0.17)	(0.23)	(0.23)	(0.20)

PSEG Earnings Per Share	$4.37	$4.44	$4.47	$3.12	$2.26	$2.99

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Operating Earnings and Per Share Results by Subsidiary
(Unaudited)

	For the Quarters Ended September 30,		For the Nine Months Ended September 30,

	2007	2006	2007	2006

Earnings Results (in Millions)

PSE&G	$106	$86	$299	$198
PSEG Power	338	205	744	413
PSEG Energy Holdings
PSEG Global	59	88	90	147
PSEG Resources	15	10	46	49
PSEG Energy Holdings	(1)	(1)	(2)	(3)

Total PSEG Energy Holdings	73	97	134	193

PSEG	(10)	(18)	(43)	(50)

Operating Earnings	$507	$370	$1,134	$754

Write Down of Assets	(7)	—	(7)	(178)
Merger and Merger Related Costs	—	2	—	(7)

Income from Continuing Operations	$500	$372	$1,127	$569

Discontinued Operations, Including Gain on Disposal	6	2	(17)	217

PSEG Net Income	$506	$374	$1,110	$786

Fully Diluted Average Shares Outstanding (in Millions)	255	252	254	252

Per Share Results (Diluted)

PSE&G	$0.42	$0.34	$1.18	$0.79
PSEG Power	1.33	0.82	2.93	1.64
PSEG Energy Holdings
PSEG Global	0.23	0.34	0.36	0.58
PSEG Resources	0.06	0.04	0.18	0.19
PSEG Energy Holdings	—	—	(0.01)	(0.01)

Total PSEG Energy Holdings	0.29	0.38	0.53	0.76

PSEG	(0.04)	(0.07)	(0.17)	(0.20)

Operating Earnings	$2.00	$1.47	$4.47	$2.99

Write Down of Assets	(0.03)	—	(0.03)	(0.70)
Merger and Merger Related Costs	—	—	—	(0.03)

Income from Continuing Operations	$1.97	$1.47	$4.44	$2.26

Discontinued Operations, Including Gain on Disposal	0.02	0.01	(0.07)	0.86

PSEG Net Income	$1.99	$1.48	$4.37	$3.12

Note 1:

Net Income includes preferred stock dividends relating to PSE&G of $1 million for the quarters ended September 30, 2007 and 2006.

Net Income includes preferred stock dividends relating to PSE&G of $3 million for the nine months ended September 30, 2007 and 2006.

Note 2:

Basic Earnings per Share from Net Income was $1.99 and $1.48 per share for the quarters ended September 30, 2007 and 2006, respectively.

Basic Earnings per Share from Net Income was $4.38 and $3.12 per share for the nine months ended September 30, 2007 and 2006, respectively.

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Consolidating Statement of Operations
(Unaudited, $ Millions)

	For the Quarter Ended September 30, 2007

	PSEG	OTHER	PSE&G	PSEG POWER	PSEG ENERGY HOLDINGS

		(Note 2)

OPERATING REVENUES	$3,475	$(591)	$2,106	$1,580	$380

OPERATING EXPENSES
Energy Costs	1,674	(591)	1,341	712	212
Operation and Maintenance	576	(8)	308	232	44
Write-down of Assets	12	—	—	—	12
Depreciation and Amortization	213	4	161	36	12
Taxes Other Than Income Taxes	31	—	31	—	—

Total Operating Expenses	2,506	(595)	1,841	980	280

Income from Equity Method Investments	33	—	—	—	33

OPERATING INCOME	1,002	4	265	600	133

Other Income and Deductions (Note 3)	4	(5)	1	14	(6)
Interest Expense	(191)	(19)	(85)	(43)	(44)
Preferred Securities Dividends	(1)	—	(1)	—	—

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (Note 1)	814	(20)	180	571	83

Income Tax (Expense) Benefit	(314)	10	(74)	(233)	(17)

INCOME (LOSS) FROM CONTINUING OPERATIONS	500	(10)	106	338	66

Income from Discontinued Operations, net of tax	6	—	—	1	5

NET INCOME (LOSS)	$506	$(10)	$106	$339	$71

Income from Discontinued Operations, net of tax	(6)	—	—	(1)	(5)
Write Down of Assets, net of tax	7	—	—	—	7

OPERATING EARNINGS (LOSS)	$507	$(10)	$106	$338	$73

	For the Quarter Ended September 30, 2006

	PSEG	OTHER	PSE&G	PSEG POWER	PSEG ENERGY HOLDINGS

		(Note 2)

OPERATING REVENUES	$3,297	$(514)	$1,971	$1,455	$385

OPERATING EXPENSES
Energy Costs	1,740	(511)	1,250	809	192
Operation and Maintenance	533	(9)	278	219	45
Depreciation and Amortization	228	5	174	36	13
Taxes Other Than Income Taxes	32	—	32	—	—

Total Operating Expenses	2,533	(515)	1,734	1,064	250

Income from Equity Method Investments	30	—	—	—	30

OPERATING INCOME	794	1	237	391	165

Other Income and Deductions (Note 3)	7	(10)	6	12	(1)
Interest Expense	(199)	(25)	(86)	(39)	(49)
Preferred Securities Dividends	(1)	—	(1)	—	—

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (Note 1)	601	(34)	156	364	115

Income Tax (Expense) Benefit	(229)	15	(69)	(157)	(18)

INCOME (LOSS) FROM CONTINUING OPERATIONS	372	(19)	87	207	97

Income (Loss) from Discontinued Operations, including Gain on Disposal, net of tax	2	—	—	(2)	4

NET INCOME (LOSS)	$374	$(19)	$87	$205	$101

Income from Discontinued Operations, net of tax	(2)	—	—	2	(4)
Merger and Merger-Related Costs, net of tax	(2)	1	(1)	(2)	—

OPERATING EARNINGS (LOSS)	$370	$(18)	$86	$205	$97

Note 1:

Income from Continuing Operations before Income Taxes includes preferred stock dividends relating to PSE&G of $1 million for the quarters ended September 30, 2007 and 2006.

Note 2:

Primarily includes financing activities at the parent and intercompany eliminations.

Note 3:

Other Income and Deductions includes no minority interest for the quarters ended September 30, 2007 and 2006.

Attachment 5

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Consolidating Statement of Operations
(Unaudited, $ Millions)

	For the Nine Months Ended September 30, 2007

	PSEG	OTHER	PSE&G	PSEG POWER	PSEG ENERGY HOLDINGS

		(Note 2)

OPERATING REVENUES	$9,888	$(2,448)	$6,340	$5,034	$962

OPERATING EXPENSES
Energy Costs	5,101	(2,446)	4,083	2,894	570
Operation and Maintenance	1,774	(21)	947	711	137
Write-down of Assets	12	—	—	—	12
Depreciation and Amortization	603	10	449	104	40
Taxes Other Than Income Taxes	104	—	104	—	—

Total Operating Expenses	7,594	(2,457)	5,583	3,709	759

Income from Equity Method Investments	86	—	—	—	86

OPERATING INCOME	2,380	9	757	1,325	289

Other Income and Deductions (Note 3)	60	(16)	9	57	10
Interest Expense	(560)	(67)	(250)	(119)	(124)
Preferred Securities Dividends	(3)	—	(3)	—	—

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (Note 1)	1,877	(74)	513	1,263	175

Income Tax (Expense) Benefit	(750)	31	(214)	(519)	(48)

INCOME (LOSS) FROM CONTINUING OPERATIONS	1,127	(43)	299	744	127

Loss from Discontinued Operations, net of tax	(17)	—	—	(8)	(9)

NET INCOME (LOSS)	$1,110	$(43)	$299	$736	$118

Loss from Discontinued Operations, net of tax	17	—	—	8	9
Write Down of Assets, net of tax	7	—	—	—	7

OPERATING EARNINGS (LOSS)	$1,134	$(43)	$299	$744	$134

	For the Nine Months Ended September 30, 2006

	PSEG	OTHER	PSE&G	PSEG POWER	PSEG ENERGY HOLDINGS

		(Note 2)

OPERATING REVENUES	$9,286	$(2,055)	$5,754	$4,551	$1,036

OPERATING EXPENSES
Energy Costs	5,223	(2,045)	3,725	2,965	578
Operation and Maintenance	1,682	(22)	855	713	136
Write-down of Project Investments	263	—	—	—	263
Depreciation and Amortization	629	15	476	103	35
Taxes Other Than Income Taxes	100	—	100	—	—

Total Operating Expenses	7,897	(2,052)	5,156	3,781	1,012

Income from Equity Method Investments	93	—	—	—	93

OPERATING INCOME (LOSS)	1,482	(3)	598	770	117

Other Income and Deductions (Note 3)	65	(13)	16	54	8
Interest Expense	(587)	(80)	(254)	(107)	(146)
Preferred Securities Dividends	(3)	—	(3)	—	—

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (Note 1)	957	(96)	357	717	(21)

Income Tax (Expense) Benefit	(388)	40	(160)	(304)	36

INCOME (LOSS) FROM CONTINUING OPERATIONS	569	(56)	197	413	15

Income (Loss) from Discontinued Operations, incl. Gain on Disposal, net of tax	217	—	—	(19)	236

NET INCOME (LOSS)	$786	$(56)	$197	$394	$251

Discontinued Operations, incl. Gain on Disposal, net of tax	(217)	—	—	19	(236)
Loss on Sale of RGE, net of tax	178	—	—	—	178
Merger and Merger-Related Costs, net of tax	7	6	1	—	—

OPERATING EARNINGS (LOSS)	$754	$(50)	$198	$413	$193

Note 1:

Income before Income Taxes includes preferred stock dividends relating to PSE&G of $3 million for the nine months ended September 30, 2007 and 2006.

Note 2:

Primarily includes financing activities at the parent and intercompany eliminations.

Note 3:

Other Income and Deductions includes minority interest of $2 million and ($1) million for the nine months ended September 30, 2007 and 2006, respectively.

Attachment 6

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Capitalization Schedule
(Unaudited, $ Millions)

	September 30, 2007	December 31, 2006

DEBT
Commercial Paper and Loans	$204	$381
Long-Term Debt (Note 1)	7,664	7,798
Securitization Debt (Note 1)	1,758	1,879
Project Level, Non-Recourse Debt (Note 1)	920	777
Debt Supporting Trust Preferred Securities (Note 1)	660	660

Total Debt	11,206	11,495

SUBSIDIARY’S PREFERRED SECURITIES	80	80

COMMON STOCKHOLDERS’ EQUITY
Common Stock	4,723	4,661
Treasury Stock	(471)	(516)
Retained Earnings	3,186	2,711
Accumulated Other Comprehensive Loss	(127)	(108)

Total Common Stockholders’ Equity	7,311	6,748

Total Capitalization	$18,597	$18,323

Note 1: Includes amounts due within one year

Note 2:

PSEG’s credit agreements contain covenants that require PSEG’s debt to capitalization ratio not to exceed 70.0% at any time.

This ratio is presented for the benefit of the investors and the related securities to which the covenants apply and is not intended as a financial performance or liquidity measure.

2007

The debt to capitalization ratio calculated under PSEG’s credit agreements as of September 30, 2007 was 48.6%.

The ratio as calculated pursuant to these covenants excludes non-recourse project debt ($920 million), securitization debt ($1.758 billion) and Debt Supporting Trust Preferred Securities ($660 million).
It also includes capital lease obligations ($48 million) and certain other obligations such as guarantees and letters of credit ($87 million), excluding any letters of credit related to collateral posting on energy/commodity contracts. The calculation excludes the equity reduction ($215 million) from the funded status of the pension and benefit plans associated with FAS 158 “Employers’ Accounting for Defined Pension and Other Post-Retirement Plans” which was recorded in 2006 and excludes the Accumulated Other Comprehensive Loss ($201 million) related to the mark-to-market of energy contracts.

2006

The debt to capitalization ratio calculated under PSEG’s credit agreements as of December 31, 2006 was 51.6%.

The ratio as calculated pursuant to these covenants excludes non-recourse project debt ($777 million), securitization debt ($1.879 billion) and Debt Supporting Trust Preferred Securities ($660 million).
It also includes capital lease obligations ($50 million) and certain other obligations such as guarantees and letters of credit ($106 million), excluding any letters of credit related to collateral posting on energy/commodity contracts. The calculation excludes the equity reduction ($226 million) from the funded status of the pension and benefit plans associated with FAS 158 “Employers’ Accounting for Defined Pension and Other Post-Retirement Plans” which was recorded in 2006 and excludes the Accumulated Other Comprehensive Loss ($108 million) related to the mark-to-market of energy contracts.

Attachment 7

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, $ Millions)

	For the Nine Months Ended September 30,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,110	$786
Adjustments to Reconcile Net Income to Net Cash Flows From Operating Activities	429	647

Net Cash Provided By Operating Activities	1,539	1,433

NET CASH USED IN INVESTING ACTIVITIES	(589)	(53)

NET CASH USED IN FINANCING ACTIVITIES	(655)	(1,385)

Effect of Exchange Rate Change	1	(2)

Net Increase (Decrease) in Cash and Cash Equivalents	296	(7)

Cash and Cash Equivalents at Beginning of Period	125	281

Cash and Cash Equivalents at End of Period	$421	$274

Attachment 8

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Quarter-to-Quarter EPS Reconciliation
September 30, 2007 vs. September 30, 2006
(Unaudited)

PSEG 3rd Quarter 2006 Net Income			$1.48

Income from Discontinued Operations			(0.01)

PSEG 3rd Quarter 2006 Income from Continuing Operations			$1.47

PSE&G			B/(W )

3rd Quarter 2006		$0.34

Rate Relief - Gas $0.04, Electric $0.02		0.06
Weather - Electric		(0.01)
Appliance Service		0.01
Interest expense, and Other		0.03
Increase in shares outstanding		(0.01)

3rd Quarter 2007		$0.42	$0.08

PSEG Power

3rd Quarter 2006		$0.82

Recontracting and Strong Markets	0.55
BGSS & Other	—
Mark-to-Market (MTM)	(0.03)

Margin		0.52
O&M		(0.03)
Higher effective tax rate in Q3 2006		0.03
Increase in shares outstanding		(0.01)

3rd Quarter 2007		$1.33	$0.51

PSEG Energy Holdings

3rd Quarter 2006		$0.38

Texas Generation Facilities - MTM ($0.06), Lower Spark Margin ($0.01)		(0.07)
Saesa (Chile) operations		0.01
Northwest Airlines settlement distribution		0.02
Lower lease income		(0.02)
G&A, Interest, and Other		(0.03)

3rd Quarter 2007		$0.29	$(0.09)

Public Service Enterprise Group

3rd Quarter 2006		$(0.07)

Interest		0.03

3rd Quarter 2007		$(0.04)	$0.03

PSEG 3rd Quarter 2007 Operating Earnings			$2.00

Write Down of Assets			(0.03)

PSEG 3rd Quarter 2007 Income from Continuing Operations			$1.97

Income from Discontinued Operations			0.02

PSEG 3rd Quarter 2007 Net Income			$1.99

Attachment 9

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Year to Date EPS Reconciliation
September 30, 2007 vs. September 30, 2006
(Unaudited)

PSEG Net Income for the Nine Months Ended September 30, 2006			$3.12

Income from Discontinued Operations			(0.86)

PSEG Income from Continuing Operations for the Nine Months Ended September 30, 2006			$2.26

Merger and Merger Related Costs			0.03
Loss on RGE			0.70

PSEG Operating Earnings for the Nine Months Ended September 30, 2006			$2.99

PSE&G			B/(W )

Year to Date September 30, 2006		$0.79

Rate Relief - Gas $0.15, Electric $0.08		0.23
Weather - Gas $0.08		0.08
Volume/Demand		0.05
Appliance Service		0.02
Interest expense and Other		0.02
Increase in shares outstanding		(0.01)

Year to Date September 30, 2007		$1.18	$0.39

PSEG Power

Year to Date September 30, 2006		$1.64

Recontracting and Strong Markets	1.16
BGSS & Other	0.18
Mark-to-Market (MTM)	(0.04)

Margin		1.30
O&M		(0.01)
Depreciation, Interest, and Other		(0.02)
Higher effective tax rate in Q3 2006		0.03
Increase in shares outstanding		(0.01)

Year to Date September 30, 2007		$2.93	$1.29

PSEG Energy Holdings

Year to Date September 30, 2006		$0.76

Texas Generation Facilities - MTM ($0.04), Planned Major Maintenance, and lower spark margin ($0.06)		(0.19)
RGE (Brazil) - Absence of earnings due to 2006 sale		(0.04)
Bioenergie (Italy) - Loss of production at generation facility		(0.08)
Saesa (Chile) operations		0.04
Konya-Ilgin (Turkey) litigation settlement		0.02
Gain on sale of investment in Tracy (California) project		0.02
Northwest Airlines settlement distribution		0.02
Lower lease income		(0.04)
Lower G&A, Interest, and Other		0.02

Year to Date September 30, 2007		$0.53	$(0.23)

Public Service Enterprise Group

Year to Date September 30, 2006		$(0.20)

Interest		0.03

Year to Date September 30, 2007		$(0.17)	$0.03

PSEG 3rd Quarter 2007 Operating Earnings			$4.47

Write Down of Assets			(0.03)

PSEG Income from Continuing Operations for the Nine Months Ended September 30, 2007			$4.44

Loss from Discontinued Operations			(0.07)

PSEG Net Income for the Nine Months Ended September 30, 2007			$4.37

Attachment 10

PSEG Global L.L.C.
Investment Results
(Unaudited, $ Millions)

	Total Capital Invested (A) As of September 30,
	2007		2006

Region
United States	$532	29%	$543	27%
Chile & Peru (B)	1,163	64%	1,249	63%
Other - Italy, Venezuela, & India	127	7%	190	10%

Total	$1,822	100%	$1,982	100%

	Contribution by Region For the Nine Months Ended September 30,
	2007		2006

Region
United States	$88	56%	$116	60%
Chile & Peru (B)	83	52%	70	37%
Other - Italy, Venezuela, & India	(13)	-8%	6	3%

Total	$158	100%	$192	100%

Reconciliation of Regional Contribution to Continuing Operations

	For the Nine Months Ended September 30,
	2007	2006

Total Global Regional Contributions	$158	$192
MTM (Loss) Gain on Texas Generation Contracts	16	59
Administrative and general expenses	(20)	(27)
Interest Expense	(68)	(63)
Other Income	16	2
Earnings/Gain on Assets sold	7	12
Income Tax Expense	(19)	(28)

Operating Earnings	90	147
Loss on RGE	—	(178)
Write Down of Assets	(7)	—

Continuing Operations	$83	$(31)

(A)	Total Capital Invested includes Global's gross investments less non-recourse debt at the project level.

(B)

Investment in Electroandes of $163 million and $169 million is included in Total Capital Invested for the periods ended September 30, 2007 and 2006 respectively. Earnings from Electroandes are not included in Contribution by Region, as results from this business have been reclassified to discontinued operations.

Attachment 11

PUBLIC SERVICE ELECTRIC & GAS
Sales and Revenues to Customers
(Unaudited)
September 30, 2007

Electric Sales and Revenues

	Three Months Ended	Change vs. 2006	Nine Months Ended	Change vs. 2006	Twelve Months Ended	Change vs. 2006

Sales (millions kwh)
Residential	4,401	-1.1%	10,798	2.9%	13,695	1.3%
Commercial	6,780	1.6%	18,746	2.5%	24,466	1.6%
Industrial	1,455	-9.0%	4,136	-8.7%	5,495	-9.5%
Street Lighting	82	0.1%	261	-0.5%	368	0.2%
Interdepartmental	4	-9.3%	11	-3.0%	14	-2.4%

Total	12,722	-0.7%	33,952	1.1%	44,038	0.0%

Revenue (in millions)
Residential	$699	10.6%	$1,555	15.4%	$1,920	13.2%
Commercial	868	7.5%	2,021	12.8%	2,505	12.3%
Industrial	111	3.7%	267	6.6%	334	4.6%
Street Lighting	18	2.3%	53	6.8%	71	6.6%
Other	104	17.8%	263	5.0%	323	-10.9%

Total	$1,800	8.9%	$4,159	12.7%	$5,153	10.2%

Gas Sold and Transported

	Three Months Ended	Change vs. 2006	Nine Months Ended	Change vs. 2006	Twelve Months Ended	Change vs. 2006

Sales (millions therms)
Residential Sales	100	-5.2%	999	14.0%	1,376	3.7%
Commercial - Firm Sales	41	-5.5%	372	2.9%	512	-2.5%
Commercial - Interr. & Cogen	8	-29.4%	30	-28.1%	43	-67.8%
Industrial - Firm Sales	3	1.1%	30	11.0%	41	0.8%
Industrial - Interr. & Cogen	56	15.7%	107	9.3%	135	-18.7%
Other Operating Revenues	—	-50.1%	1	75.6%	1	57.3%

Total	208	-1.7%	1,539	9.5%	2,108	-3.9%

Gas Transported	329	7.1%	970	9.1%	1,275	6.7%

Revenue (in millions)
Residential Sales	$92	-12.1%	$915	4.6%	$1,271	-0.2%
Commercial - Firm Sales	33	1.6%	335	-8.5%	459	-25.7%
Commercial - Interr. & Cogen	6	-31.5%	26	-33.2%	37	-46.3%
Industrial - Firm Sales	2	-1.6%	26	-3.5%	37	-23.0%
Industrial - Interr. & Cogen	40	1.5%	87	3.2%	106	-33.8%
Other Operating Revenues	34	2.5%	103	0.0%	138	4.2%

Total	$207	-6.2%	$1,492	0.2%	$2,048	-11.0%

Gas Transported	98	0.9%	689	19.8%	953	9.7%

	Three Months Ended	Change vs. 2006	Nine Months Ended	Change vs. 2006	Twelve Months Ended	Change vs. 2006

Weather Data
Degree Days - Actual	29	-29.3%	3,191	16.6%	4,583	3.6%
Degree Days - Normal	34		3,117		4,817

THI Hours - Actual	10,540	-10.0%	14,438	-5.8%	14,694	-7.1%
THI Hours - Normal	10,690		14,560		14,826

Attachment 12

PSEG Power
Generation Measures
(Unaudited)

	GWhr Breakdown		GWhr Breakdown

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Nuclear - NJ	5,143	5,126	14,657	14,665
Nuclear - PA	2,265	2,204	7,165	7,101

Total Nuclear	7,408	7,330	21,822	21,766

Fossil - Coal - NJ	1,579	1,548	3,617	4,437
Fossil - Coal - PA	1,566	1,611	4,241	4,513
Fossil - Coal - CT	704	760	2,179	2,225

Total Coal	3,849	3,919	10,037	11,175

Fossil - Oil & Natural Gas - NJ	2,837	2,645	6,051	5,221
Fossil - Oil & Natural Gas - NY	1,127	1,028	2,539	1,823
Fossil - Oil & Natural Gas - CT	95	142	461	222

Total Oil & Natural Gas*	4,059	3,815	9,051	7,266

Fossil - Pumped Storage	(36)	(43)	(105)	(114)

	15,280	15,021	40,805	40,093

	% Generation by Fuel Type		% Generation by Fuel Type

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Nuclear - NJ	34%	34%	36%	36%
Nuclear - PA	15%	15%	18%	18%

Total Nuclear	49%	49%	54%	54%

Fossil - Coal - NJ	10%	10%	9%	11%
Fossil - Coal - PA	10%	11%	10%	11%
Fossil - Coal - CT	5%	5%	5%	6%

Total Coal	25%	26%	24%	28%

Fossil - Oil & Natural Gas - NJ	19%	18%	15%	13%
Fossil - Oil & Natural Gas - NY	7%	7%	6%	4%
Fossil - Oil & Natural Gas - CT	0%	0%	1%	1%
Total Oil & Natural Gas*	26%	25%	22%	18%

Fossil - Pumped Storage	0%	0%	0%	0%

	100%	100%	100%	100%

* Generation output excludes the Lawrenceburg Indiana station sold in May 2007.

The station generated 391 and 468 GWHrs for the 2006 Quarter and YTD, respectively. It did not run in 2007.

Attachment 13

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Statistical Measures
(Unaudited)

	For the Quarters Ended September 30		For the Nine Months Ended September 30
	2007	2006	2007	2006

Weighted Average Common Shares Outstanding (000’s)
Basic	254,272	251,747	253,603	251,471
Diluted	254,545	252,329	253,983	252,161

Stock Price at End of Period			$87.99	$61.19

Dividends Paid per Share of Common Stock	$0.585	$0.570	$1.755	$1.710

Dividend Payout Ratio*			45.1%	57.9%

Dividend Yield			2.6%	3.7%

Price/Earnings Ratio*			17.1	15.6

Rate of Return on Average Common Equity*			19.0%	15.9%

Book Value per Common Share			$28.75	$27.71

Market Price as a Percent of Book Value			306%	221%

Total Shareholder Return	0.9%	-6.7%	35.4%	-3.4%

*Calculation based on Operating Earnings for 12 month period ended

Attachment 14

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Non-Trading Mark-to-Market
(Unaudited)
September 30, 2007

2007 Non-Trading Mark-to-Market
Energy Positions

In Millions After-Tax	Q1	Q2	Q3	Year-to-Date

Power	$(0.6)	$(9.5)	$4.4	$(5.7)
Holdings	(19.0)	16.4	13.2	10.6

Total	$(19.6)	$6.9	$17.6	$4.9

EPS Impact	Q1	Q2	Q3	Year-to-Date

Power	$—	$(0.04)	$0.02	$(0.02)
Holdings	(0.08)	0.07	0.05	0.04

Total	$(0.08)	$0.03	$0.07	$0.02

2006 Non-Trading Mark-to-Market Energy Positions

In Millions After-Tax	Q1	Q2	Q3	Year-to-Date

Power	$(11.4)	$1.3	$12.0	$1.9
Holdings	(4.1)	13.0	29.3	38.2

Total	$(15.5)	$14.3	$41.3	$40.1

EPS Impact	Q1	Q2	Q3	Year-to-Date

Power	$(0.05)	$0.01	$0.05	$0.01
Holdings	(0.02)	0.05	0.12	0.15

Total	$(0.07)	$0.06	$0.17	$0.16

Attachment 15

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
PSEG Liquidity
(Unaudited, $ Millions)

PSEG Liquidity as of September 30, 2007

Company	Facility	Expiration Date	Total Facility	Primary Purpose	Usage at 9/30/2007	Available Liquidity 9/30/2007

PSEG	5-year Credit Facility	Dec-11	$1,000	CP Support /Funding/LCs	$1	$999

	Uncommitted Bilateral Agreement	N/A	N/A	Funding	—	N/A

PSE&G	5-year Credit Facility	Jun-11	600	CP Support /Funding/LCs	195	405

	Uncommitted Bilateral Agreement	N/A	N/A	Funding	9	N/A

Energy Holdings	5-year Credit Facility*	Jun-10	150	Funding/LCs	18	132

Power	5-Year Credit Facility	Dec-11	1,600	Funding/LCs	141	1,459

	Bilateral Credit Facility	Mar-10	100	Funding/LCs	20	80

	Bilateral Credit Facility	Mar-08	200	Funding/LCs	33	167

		Total	$3,650			$3,242

				PSEG Short Term Investment		286

				Total Liquidity Available		$3,528

* Energy Holdings/Global/Resources joint and several co-borrower facility